Exhibit 3.13

GEORGIA PIPE COMPANY

ARTICLES OF INCORPORATION

ARTICLE I

The name of the Corporation is: GEORGIA PIPE COMPANY.

ARTICLE II

The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

ARTICLE III

The object of the Corporation is pecuniary gain and profit and the purpose for which the Corporation is formed is to operate a polyvinyl chloride pipe manufacturing facility, and for such other businesses as the Board of Directors may from time to time specify by resolution and is not prohibited under the laws of Georgia or any other state in which the Corporation does business.

ARTICLE IV

The total number of shares of stock which the Corporation has authority to issue is 100,000 shares of capital stock, all of which shall be designated “Common stock.” The shares of common stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon liquidation or dissolution.

ARTICLE V

None of the holders of shares of common stock shall be entitled as a matter of right to purchase, subscribe for or otherwise acquire any additional shares of stock of the corporation of any class, or any options or warrants to purchase, subscribe for or otherwise acquire any such additional shares, or any shares, evidences of indebtedness or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such additional shares.

ARTICLE VI

No director shall have any personal liability to the Corporation or to its shareholders for monetary damages for breach of duty of care or other duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director for (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (a) liabilities of a director imposed by

Section 14-2-831 of the Georgia Business Corporation Code: or (d) any transaction from which the director derived an improper personal benefit.

ARTICLE VII

The initial registered office of the Corporation shall be at 1206-08 Sunset Drive, Thomasville, Georgia 31792.  The initial registered agent of the Corporation at such address shall be Tuula Uuranniemi.

ARTICLE VIII

The name and address of the incorporator is Jaakko O. Uuranniemi, 1206-08 Sunset Drive, Thomasville, Georgia 31792.

ARTICLE IX

The mailing address of the initial principal office of the Corporation is Post Office Box 2235, Thomasville, Georgia 31799.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation, this 7th day of May, 1990.

/s/ Jaakko O. Uuranniemi
Jaakko O. Uuranniemi, Incorporator

TO:	The Honorable Max Cleland Secretary of the State of Georgia

I, TUULA UURANNIEMI, do hereby consent to serve as registered agent for GEORGIA PIPE COMPANY.

This 7th day of May, 1990.

/s/ Tuula Uuranniemi
Tuula Uuranniemi

Address of Registered Agent:

1206-08 Sunset Drive
Thomasville, Georgia 31792

CERTIFICATE REGARDING REQUEST FOR PUBLICATION
OF NOTICE OF INTENT TO INCORPORATE

The undersigned, the incorporator of Georgia Pipe Company (the “Corporation”), a Georgia corporation, does hereby verify that a request for publication of a Notice of Intent to Incorporate the Corporation and payment therefor has been made as required by Section 14-2-2011 of the Georgia Business Corporation Code. The request for publication of such notice was mailed or delivered to Thomasville Times-Enterprise, 106 South Street, Thomasville, Georgia 31792, on May 7th, 1990.

IN WITNESS WHEREOF, the undersigned does hereby set his hand and seal this 7th day of May, 1990.

/s/ Jaakko O. Uuranniemi	(SEAL)
Jaakko O. Uuranniemi, Incorporator

Secretary of State	FORM NUMBER	:	NR
Business Services and Regulation	CERTIFICATE DATE	:	04/28/90
Suite 306, West Corner	DOCKET NUMBER	:	90115351
2 Martin Luther King Jr. Dr.	EXAMINER	:	STACY GILLEV
Atlanta, Georgia 30334	TELEPHONE	:	404-656-3173

REQUESTED BY:

DAVID WILDER
POST OFFICE BOX 1479
THOMASVILLE GA 31799

NAME RESERVATION CERTIFICATE

THE RECORDS OF THE SECRETARY OF STATE HAVE BEEN REVIEWED AND THE FOLLOWING NAME IS NOT IDENTICAL TO AND APPEARS TO BE DISTINGUISHABLE FROM, THE NAME OF ANY OTHER EXISTING CORPORATION PROFESSIONAL ASSOCIATION, OR LIMITED PARTNERSHIP ON FILE PURSUANT TO THE APPLICABLE PROVISIONS OF GEORGIA LAW. (TITLE IS OF THE OFFICIAL CODE OF GEORGIA ANNOTATED).

“GEORGIA PIPE COMPANY”

THIS CERTIFICATE SHALL BE VALID FOR A NONRENEWABLE PERIOD OF NINETY (90) DAYS FOR PROFIT AND NONPROFIT CORPORATIONS. PROFESSIONAL ASSOCIATIONS (DP, FP, DN, FN, & PA), OR LIMITED PARTNERSHIPS (7D OR 7F), FROM THE DATE OF THIS CERTIFICATE. PLEASE SUBMIT THE ORIGINAL CERTIFICATE (WHITE COPY) WITH THE ARTICLES OF INCORPORATION, CERTIFICATE OF LIMITED PARTNERSHIP, APPLICATION FOR PROFESSIONAL ASSOCIATION OR CERTIFICATE OF AUTHORITY TO TRANSACT BUSINESS.

NAME RESERVATIONS ARE NOT RENEWABLE AFTER EXPIRATION OF THE STATUTORY RESERVATION PERIOD SET OUT ABOVE.

/s/ Max Cleland
MAX CLELAND SECRETARY OF STATE

/s/ H. Wayne Howell
H. WAYNE HOWELL DEPUTY SECRETARY OF STATE

SECURITIES	CEMETERIES	CORPORATIONS	CORPORATIONS HOT LINE
656-2894	656-3079	656-2817	404-656-2222 Outside Metro Atlanta

MAX CLELAND Secretary of State State of Georgia	BUSINESS SERVICES AND REGULATION Suite 315, West Tower 2 Martin Luther King Jr., Drive Atlanta, Georgia 30334 (404) 656-2817	A100 Eff. 7/1/89 J. F. GULLION Director

ARTICLES OF INCORPORATION DATA ENTRY FORM

FOR GEORGIA CORPORATIONS

I.	Filing Date:	5-9-90	Code:	DP	Docket Number:
	Assigned Exam:		Amount:	$45		By:
	Charter Number:	9008904P			Completed:	5-24

DO NOT WRITE ABOVE THIS LINE – SOS USE ONLY
NOTICE TO APPLICANT: PRINT PLAINLY OR TYPE THE REMAINDER OF THIS FORM.

II.	Corporate Name:	Georgia Pipe Company
	Mailing Address:	P. O. Box 2235
	City: Thomasville	County: Thomas	State: Georgia	Zip Code: 31799

III.	Fees Submitted By:	Alexander & Vann
	Amount Enclosed:	$60.00	Check Number:

IV.	Incorporator:	Jaakko O. Uuranniemi
	Address:	1206-08 Sunset Drive
	City: Thomasville		State: Georgia	Zip Code: 31792

Incorporator:
Address:
	City:		State:	Zip Code:

V.	Registered Agent/Office:	Tuula Uuranniemi
	Address:	1206-08 Sunset Drive
	City: Thomasville	County: Thomas	State: Georgia	Zip Code: 31792

VI.	ARTICLES OF INCORPORATION FILING CHECK-OFF LIST	Applicant	Examiner
	1. Original and one conformed copy of Articles of Incorporation	X
	2. Corporate name verification number	90115351
	3. Authorized shares stated	100,000
	4. Incorporator’s signature	X
	5. Post effective date, if applicable
	6. Number of pages attached:

VII.	Applicant /Attorney:	David E. Wilder	Telephone: 912-226-2565
	Address:	P. O. Box 1479	State: Georgia	Zip Code: 31799
City: Thomasville

NOTICE: Attach original and one copy of the Articles of Incorporation and the Secretary of State filing fee ($60.00). Mail or deliver to the above address. This form does not replace the Articles of Incorporation.

I understand that the information on this form will be used in the Secretary of State Corporate database. I certify that a notice of Intent to Incorporate and a publishing fee of $40.00 has been mailed or delivered to an authorized newspaper, as required by law.

Signed:	/s/ [Illegible]	Date:	May 7, 1990